SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2003

ROXIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

Roxio, Inc.

455 El Camino Real

Santa Clara, CA 95050

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 367-3100

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On May 19, 2003, Roxio, Inc., a Delaware corporation (the “Company”), UMG Duet Holdings, Inc., a Delaware corporation (“UMG”), and SMEI Duet Holdings, Inc., a Delaware corporation (“SMEI”, and together with UMG, the “Sellers”), entered into a Purchase Agreement (the “Agreement”), pursuant to which the parties consummated the sale by the Sellers to the Company of 99.6% of the membership interests of Napster, LLC, a Delaware limited liability company (d/b/a pressplay) (“Target”). Each of the Sellers retained 0.2% of the membership interests of Target and the right to up to an aggregate of $12.5 million from certain cumulative cash flows of Target.

Target is an online music service. The assets being acquired will serve as the foundation for the launch of the Company’s new legal online music service under the Napster brand.

The total purchase price paid by the Company for the acquisition of Target (the “Consideration”) consisted of 3,914,524 shares of the Company’s common stock (the “Roxio Shares”), $12,500,000 in cash and the retained interest set forth above. The funds for the cash portion of the Consideration were obtained from the Company’s existing cash balances. Additionally, the Company has granted certain registration rights with respect to the Roxio Shares issued as part of the Consideration, and has undertaken to register the offering of the Roxio Shares within 90 days. Furthermore, pursuant to the Agreement, each Seller, so long as it has not sold more than 645,896 of the Roxio Shares it received, shall have the right to nominate one director to the Company’s Board of Directors.

Immediately prior to the acquisition, the Company and Target were parties (i) to a Licensing, Distribution and Co-Marketing Agreement dated as of October 26, 2001 pursuant to which the Company provided certain CD burning technology to Target and (ii) to an Affiliate Agreement dated as of October 26, 2001 pursuant to which the Company and Target provided a co-branded online music service to the Company’s customers. Other than as listed immediately above, no material relationship existed between the Company or any of its affiliates, directors or officers, or any associates of such directors or officers, on the one hand, and any of the Sellers or Target, on the other hand, immediately prior to the acquisition.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms and conditions of the Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement.

A copy of the press release issued by the Company on May 19, 2003 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements of Business Acquired

The financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(a)(4) of this Form.

(b)    Pro Forma Financial Information

The financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(a)(4) of this Form.

(c)    Exhibits

2.1	Purchase Agreement among the Company and the Sellers, dated May 19, 2003.*

99.1	Press Release issued by the Company on May 19, 2003.

*  Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Purchase Agreement have been omitted. Roxio, Inc. agrees to supplementally furnish such schedules upon request from the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2003

Roxio, Inc. (Registrant)

By:	/S/ WILLIAM E. GROWNEY, JR.

Name:	William E. Growney, Jr.

Title	Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement among the Company and the Sellers, dated May 19, 2003.

99.1	Press Release issued by the Company on May 19, 2003.

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